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         CONFIDENTIAL TREATMENT REQUESTED                          EXHIBIT 10.77

         CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(b)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT REQUESTED IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         EXCLUSIVITY AGREEMENT

         THIS AGREEMENT is made the day of 22nd of December 2004

         BETWEEN:

(1) PFC Therapeutics, LLC, a limited liability company organized under the laws of Delaware, USA and having its principal place of business at 4660 La Jolla Village Drive, Suite 825, San Diego, CA 92122 USA (hereinafter referred to as "PFC"), and

(2) LEO Pharma A/S, a company organized under the laws of Denmark and having its principal place of business at Industriparken 55, DK-2750 Ballerup, Denmark (hereinafter referred to as "LEO")

         RECITALS:

(A) The parties have provisionally agreed, subject to due diligence, contract and the other terms and conditions specified herein, to a transaction in which PFC will exclusively license to LEO certain rights to PFC's product Oxygent(R).

(B) This Agreement sets out the framework of the exclusive negotiations between PFC and LEO in connection with the transaction.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Definitions and Interpretation

1.1. In this Agreement, the following terms shall have the following meanings unless the context requires otherwise:

         "AFFILIATE" means any corporation, firm, partnership, organization or entity that directly or indirectly controls, is controlled by or is under common control with such entity. For the purpose of this definition the term "control" means direct or indirect ownership of at least fifty one percent (51%) of the outstanding equity voting stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of an entity.

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         "AGENCY" means any governmental authority in the Territory responsible for granting approvals and clearance for marketing and sale of the Product.

         "AGREEMENT" means this Exclusivity Agreement between PFC and LEO.

         "BRIEFING PACKAGE" means the compilation of Data in relation to the Product and the rational for the continued development and obtaining of Marketing Authorizations for the Product in the European Union. The Briefing Package is to be filed to EMEA with the purpose of obtaining a scientific advice. The Briefing Package must be prepared and filed in relation to relevant rules and regulations as set out by EMEA for such procedures.

         "CONTROL" or "CONTROLLED" means the possession of/or the ability to grant a license or sublicense of Data or other intangible rights as provided for herein without violating the terms of any agreement or other arrangement with any third party.

         "DATA" means information in the possession or Control of either Party relating to the Product including, without limitation, confidential know how, technical information, technology and trade secrets relating to the Product, information relating to the pre-clinical and clinical testing of the Product, information relating to any Clinical Trials, information relating to any suspected adverse drug experiences with the Product and any toxicological, pharmacological or pharmacokinetic trials relating to the Product.

         "EMEA" means the European Medicines Evaluation Agency.

         "EXCLUSIVITY FEE" means the fee paid by LEO to PFC in exchange of the exclusivity period and the rights granted in Clause 2.

         "CGMP" means current Good Manufacturing Practice.

         "IMPROVEMENTS" means all improvements, modifications or adaptations to any part of the Data or the Product made or acquired by either Party during the term of this Agreement.

         "KNOW-HOW" includes without limitations all trade mark rights, and all financial, scientific, technical, regulatory, marketing and commercial know-how and Data concerning the Product.

         "MARKETING AUTHORIZATIONS" means any approvals, product and/or establishment licenses, marketing authorizations or registrations of any federal, state or local Agency necessary for the commercial manufacture, use, storage, import, export, transport, marketing or sale of the Product in any country or regulatory jurisdiction of the Territory.

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         "NET SALES" means the adjusted gross invoice price, the adjusted gross invoice price being the aggregate sales of LEO and its Affiliates of the Product to unaffiliated third parties in the Territory (but not including sales between LEO and its Affiliates) less sales returns and allowances, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors (including retailers), buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any governmental or regulatory authority in respect of any federal or state Medicaid, Medicare or similar program, all as determined in accordance with generally accepted accounting principles on a basis consistent with Company LEO's audited financial statements.

         "NEW PRESENTATION" means any pharmaceutical product incorporating perflubron and/or perflubrodec. whether alone or in combination with other active or inactive ingredients, and any salts or derivatives of such Product. "Product" shall include Combination Products.

         "PARTIES" means PFC and LEO and "Party" means either of them as the context indicates.

         "PATENTS" means patents covering inventions that may be developed by either Party during the term of the License Agreement and that relate specifically to the Product, any Improvements or any New Presentations and any continuations, continuations-in-part, divisional, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary patent certificate) of any such patent, and any confirmation patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         "PERIOD OF EXCLUSIVITY" The period which will commence on signature of this Agreement by both Parties and which shall expire no later than sixty (60) days after receipt of EMEA's written scientific opinion to the Briefing Package filed.

         "PRODUCT" means Oxygent(R) a 60% w/v perflubron emulsion to be used for the treatment or alleviation of diseases in humans and as further described in Patents or any Improvements thereof.

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         "TERRITORY" means Europe (countries to be defined but will include EU countries, EU membership applicants, EU associated countries including NO and CH) and Canada (Other territories outside USA should be discussed e.g. Middle East, South America where LEO is quite strong).

         "TRADE MARKS" means the trade marks, including Oxygent(R), owned by PFC, including registrations and applications for registration thereof (and all renewals, modifications and extensions thereof) and used in connection with the Product in the Territory.

2.       Period of Exclusivity and Option

         In consideration of the Exclusivity Fee paid by LEO to PFC the following shall apply:

2.1. Neither PFC nor any of its Affiliates, nor any third parties acting on behalf of PFC and its Affiliates, will in the Territory during the Period of Exclusivity:

         2.1.1 Discuss the Product with any party other than LEO and its Affiliates with a view to selling, licensing or otherwise granting rights to the Product to any other person;

         2.1.2 Approach or seek buyers or licensees for the Product other than LEO and its Affiliates;

         2.1.3 Provide a draft contract or confidential information concerning the Product to anyone other than LEO and its Affiliates;

         2.1.4 Negotiate or agree with anyone other than LEO or its Affiliates any terms for the purchase or licensing of the Product; or

         2.1.5 Offer or grant rights to the Product or create any liens or encumbrances over the Product, other than in favour of LEO and its Affiliates.

2.2. In the Period of Exclusivity PFC will provide to LEO an exclusive option (even to PFC) (the "Option") to enter into an agreement (the "License Agreement") with the below main conditions to be included. The License Agreement must be negotiated and signed by the Parties before the Briefing Package is filed at EMEA (ref. Clause 4.1). The License Agreement shall come into force as provided below.

         2.2.1 TYPE OF AGREEMENT: LEO will be appointed exclusive licensee (even to PFC) of the Product in the Territory. The license will include the exclusive right of LEO to import and/or manufacture, develop, obtain marketing authorization, store, distribute, market and sell the Product for the term of the License Agreement.

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         2.2.2    FIELD OF USE: The field of use of the Product is in the
                  treatment or alleviation of diseases in humans.

         2.2.3 DURATION AND TERMINATION OF THE LICENSE AGREEMENT: The License Agreement shall come into force when and if LEO decides within the Period of Exclusivity to exercise the Option and, subject to the Parties' rights of termination to be specified in the License Agreement, the License Agreement will continue in force for the later of 10 years after first commercial sales in either the United Kingdom, Germany or France or expiration of all valid patents relating to the Product in the Territory.

                  Upon expiration of the License Agreement LEO will retain an fully-paid, royalty-free right to continue to import, manufacture/have manufactured, develop, store, distribute, market and/or sell the Product in the Territory and an exclusive, fully-paid, royalty-free right to continue to use any Data that LEO is using in relation to the import, manufacture, development, storage, distribution, marketing and/or sale of the Product at the time of such termination in the Territory.

         2.2.4 DEVELOPMENT: LEO shall be responsible for the clinical development and registration of the Product in the Territory. LEO does not guarantee that registration of the Product in the Territory is obtained. PFC shall provide Product at required GMP standards in order to enable LEO to conduct the clinical development program. PFC and LEO shall have the right to use all Data that exist or will be generated by the other party in connection with its efforts to obtain the initial registration of the product in and outside the Territory, respectively. For additional indications a cost sharing system must be in place dividing the development costs between the Parties in relation to the market potential for the additional indication in question.

         2.2.5 PAYMENT TO PFC: If LEO chose to exercise the Option and thereby brings the License Agreement into force LEO shall pay to PFC:

                  2.2.5.1 a non-refundable down-payment of * * * [CONFIDENTIAL TREATMENT REQUESTED] upon exercise of the Option; and

                  2.2.5.2 a milestone fee of * * * [CONFIDENTIAL TREATMENT REQUESTED] at completion of a Phase II clinical study (or a Phase III clinical study, if a Phase II study is not required); and

                  2.2.5.3 a milestone fee of * * * [CONFIDENTIAL TREATMENT REQUESTED] upon first commercial sale of Product in the Territory.

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                           No other down-payments, milestones payments or other
                           payments, except for the royalty payments mentioned in Clause 2.2.6, will be paid to PFC in connection with the License Agreement.

         2.2.6 Royalties: LEO shall pay a royalty of * * *[CONFIDENTIAL TREATMENT REQUESTED] to PFC on annual Net Sales up to * * *, [CONFIDENTIAL TREATMENT REQUESTED] and a royalty of * * * [CONFIDENTIAL TREATMENT REQUESTED] to PFC on annual Net Sales greater than * * * [CONFIDENTIAL TREATMENT REQUESTED]

         2.2.7 Trademark: PFC will transfer the ownership of Trade Marks to LEO in the Territory

         2.2.8 Supply of Product: Should LEO elect not to manufacture the Product, PFC and LEO shall cooperate to secure a contract manufacturer that can supply the Product at cGMP standards recognized by the Agency ready for sale by LEO to the end user in the Territory.

         2.2.9 Marketing: LEO, at its expense, shall market and sell Product in the Territory.

         2.2.10 Non-competition: During the term of the License Agreement neither PFC nor any of its Affiliates are allowed to develop, manufacture, purchase, advertise, market, promote and/or distribute any product(s) with indications that directly or indirectly compete with the indications to be approved for the product in the Territory.

         2.2.11 Warranties: The License Agreement shall include, inter alia, suitable warranties to LEO and its Affiliates in respect of the Product, including without limitations PFC's right to the Product, the Trade Marks and the Know-how and absence of any pending or threatened claims and proceedings relating to the Product and the Trade Marks and the Know-how.

3.       Exclusivity Fee

3.1. In exchange of the rights set out in Clause 2, LEO will pay PFC * * * [CONFIDENTIAL TREATMENT REQUESTED]

3.2. The payment mentioned in Section 3.1 will be paid * * * [CONFIDENTIAL TREATMENT REQUESTED] at signing of this Agreement and * * * [CONFIDENTIAL TREATMENT REQUESTED] Upon a satisfactory finalisation of due diligence performed by LEO of PFC, but no later than March 1, 2005.

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3.3.     The Exclusivity Fee comprises * * * [CONFIDENTIAL TREATMENT REQUESTED]
         of the proposed down payment of the Product as set out in Clause
         2.2.5.1 and if the Option is exercised and the License Agreement thereby comes into force, the Exclusivity Fee will be credited LEO towards the down payment mentioned in Clause 2.2.5.1.

3.4. Subject to Clause 3.5, if LEO chooses not to exercise its Option, the Exclusivity Fee will be regarded as payment in full for the Period of Exclusivity.

3.5. If PFC acts in breach of this Agreement and as a result the Option is not exercised and/or the License Agreement is not effective, PFC shall promptly refund the Exclusivity Fee on demand by LEO and pay all reasonable and documented costs and expenses properly incurred by LEO in connection with its efforts to fulfil its obligations in relation to this Agreement.

4.       Period of Exclusivity

4.1.     Upon commencement of the Period of Exclusivity:

         4.1.1 With the assistance of PFC LEO shall prepare and submit a Briefing Package containing relevant background information and a plan for the development and registration of the Product in Europe to EMEA in order to solicit a written scientific opinion of the development plan for Europe. If agreed by EMEA the Parties will conduct a face to face meeting with EMEA.

         4.1.2 Any costs and fees in relation to achieving a scientific opinion from EMEA will be paid by LEO.

         4.1.3 LEO shall prepare a draft License Agreement as described in Clause 2.2 for PFC's review and the Parties shall meet as soon as mutually convenient to negotiate the final terms and conditions of the License Agreement. The License Agreement must be signed by the parties no later than the date of filing of the Briefing Package to EMEA.

         4.1.4 PFC and its Affiliates, representatives and agents shall allocate the necessary and adequate resources to fulfil its obligations under this Agreement and shall assist and cooperate with LEO and its Affiliates and representatives and agents throughout the Period of Exclusivity and give such access to Data, records and files as LEO may reasonably require carrying out its duties under this Agreement.

4.2. Throughout the Period of Exclusivity, PFC and LEO will negotiate with each other in good faith, and PFC will deal expeditiously and reasonably with any enquiries about the Product raised by LEO and its Affiliates.

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4.3.     If during the Period of Exclusivity LEO decides not to license the
         Product, it will give prompt written notice to that effect to PFC; the Period of Exclusivity shall thereupon cease and this Agreement will then be automatically terminated without further notice.

4.4. If the Parties have not signed the License Agreement before the jointly prepared Briefing Package is ready for filing to EMEA, the filing of the Briefing Package must be postponed until agreement between the parties is achieved.

4.5. Except as otherwise stated herein, each Party shall bear its own cost and expenses incurred in connection with the transactions contemplated by this Agreement and the License Agreement.

5.       Warranties and Covenants

5.1. PFC hereby represents and warrants to LEO and its Affiliates as follows:

         5.1.1 This Agreement has been executed and delivered by a duly authorized signatory of PFC;

         5.1.2 There is no action, claim or proceeding nor, to the best knowledge of PFC, any threat of an action, claim or proceedings that would materially affect the Product, the rights granted to LEO herein or the rights proposed to be licensed to LEO;

         5.1.3 PFC is not aware of any defect in its title to the Product or to the Trade Marks or of any misrepresentation made by it or its advisors to LEO in connection with the subject matter of this Agreement;

         5.1.4 PFC and its Affiliates will not be in breach of any contractual obligation with any third party by reason of entering this Agreement or the License Agreement; and

         5.1.5 PFC shall promptly disclose to LEO any matter occurring during the Period of Exclusivity that is inconsistent with any of the above warranties forthwith upon becoming aware of it.

5.2. LEO hereby represents and warrants to PFC that this Agreement has been executed and delivered by a duly authorized signatory of LEO.

5.3. PFC covenants with LEO and its Affiliates that during the Period of Exclusivity PCF shall:

         5.3.1 Not knowingly relinquish or prejudice its rights relating to the Product, the Trade Marks or the Know-how;

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         5.3.2    Promptly upon becoming aware of the same, notify LEO of any event, action, claim or proceeding that would materially affect the Product or the rights granted to LEO herein or in the License Agreement;

         5.3.3 Promptly provide LEO with copies of all correspondence or notices that would have a material effect on the Product or the License Agreement, including without limitations reports of any adverse events concerning the Product.

6.       Confidentiality

6.1. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for three (3) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for it by this Agreement any Data or other information and materials furnished to it by the other Party pursuant to this Agreement (collectively "Confidential Information") or developed and/or generated under or in connection with this Agreement, except to the extent that it can be established by the receiving Party that such Confidential Information:

         6.1.1 was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

         6.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

         6.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

         6.1.4 was disclosed to the receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the disclosing Party not to disclose such information to others.

6.2. Each Party may disclose Confidential Information hereunder to the extent that such disclosure is reasonably necessary for exercising its rights and carrying out its obligations under this Agreement and in complying with applicable governmental regulations or conducting Clinical Trials as authorized under this Agreement, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will, except where impracticable for necessary disclosures (for example, in the event of medical emergency), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

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6.3.     Each Party shall assure that its respective employees, officers, directors and other representatives, and any third party to any Clinical Trial agreements are bound by a confidentiality obligation in substantially the same terms as provided for under this Clause 6.

6.4. This Section 6 shall survive termination or expiration of this agreement for a period of three (3) years.

7.       Miscellaneous

7.1. Within four (4) business days of signing this Agreement, Alliance Pharmaceutical Corp. will issue a press release acceptable to LEO announcing PFC's signing of this Agreement with LEO.

7.2. This Agreement shall not give rise to any legally binding obligation on the Parties to complete the License Agreement. Any legal commitment with regard to the License Agreement shall only arise pursuant to a definitive License Agreement and the related legal documents including, but not limited to, a supply agreement as set out in clause 2.2.8, executed by both Parties and/or their Affiliates.

7.3. Clause 3.5, 6 and 7.7 of this Agreement shall survive the Period of Exclusivity.

7.4. Any notice or communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given only if delivered in person or sent by facsimile or by first class post or by a recognized courier service, postage or other charges prepaid, addressed to the recipient Party at the address set out at the top of this Agreement, or to such other address as the addressee may have specified in a notice duly given to sender as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, faxed, mailed or sent by courier.

7.5. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The rights and obligations of each party hereto may not be assigned without the written consent of the other.

7.6. This Agreement contains the entire understanding between PFC and LEO relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement shall not be amended, modified or supplemented except by writing duly executed by an authorized officer of each Party.

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7.7.     In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach or invalidity hereof, the parties shall try to settle the problem amicably between themselves. Should they fail to agree, the matter in dispute shall be settled in accordance with the laws of United Kingdom and in an English court. This clause shall remain in effect even if this Agreement is terminated.

         IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their authorized officers on the day and year first above written.

         LEO Pharma A/S                       PFC Therapeutics, LLC

         By: /s/ PAUL RASMUSSEN               By: /s/ DUANE J. ROTH

         Name: Paul Rasmussen                 Name: Duane J. Roth

         Title: Exec VP R&D                   Title: Manager

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